UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 September 30, 2014

Date of Report (Date of earliest event reported)

Perpetual Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-187134	71-103-2898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

#110, 5-8720 Macleod Trail South, Calgary, Alberta,	T2H 0M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 214-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry Into Material Definitive Agreements.

Adoption of 2014 Stock Option Plan and Grant of Nonstatutory Stock Options

On September 12, 2014, the Board of Directors, (the “Board”) of Perpetual Industries Inc., a Nevada corporation (the “Company”), adopted the Company’s “2014 Stock Option Plan” (the “Plan”) effective immediately. The Board recognizes that stock options are one component of compensation that can help retain and motivate employees and consultants without increasing demands on the Company’s cash flow.

The maximum number of options issuable under the Plan is 15% of the Company’s issued and outstanding shares at the time of any grant. If any shares of common stock subject to an award under the Plan are forfeited, expire, are settled for cash or are tendered by the participant, or withheld by the Company to satisfy any tax withholding obligation, then, in each case, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration, cash settlement, or withholding. The stock option awards issuable under the Plan can be made up of nonstatutory stock options only; the Plan does not contemplate incentive options. The Plan dictates that stock options will be granted for terms, prices, and quantities determined at the Board’s discretion, with quantities being in multiples of 1,000 shares. Nonstatutory stock options are available to independent contractors and consultants as well as to employees.

The above description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On September 30, 2014, options were granted to purchase a total of 4,800,000 shares of common stock under the Plan (the “Option Grant”). No options had previously been granted. The Option Grant includes options to purchase 3,400,000 shares granted to consultants and/or independent contractors of the Company that are not executive officers as defined in Rule 501(f) of Reg D). Per the terms of the Plan, these options all vested immediately upon grant. Optionees are precluded from selling, transferring or otherwise disposing of any Optioned Shares during the six months immediately following the grant of the Options, and shall be limited to a resale volume not exceeding 1% of the Company’s issued and outstanding stock in any three month period. Each Optionee named in the following table was granted the right to purchase said shares in their own name or in the name of a designee to be determined at time of exercise:

Optionee	Relationship to the Registrant Company	Number of Shares Pursuant to Which Option is Granted

Brent Bedford	President, Chairman and CEO	1,000,000
Doug Greig	General Manager of Operations	400,000
	Subtotal, Executive Officers (as defined in Rule 501(f) of Reg D)	1,400,000

Rod Egan	Director	300,000
Thomas Ristow	Director	300,000
All Others	Consultants and/or independent contractors	2,800,000
	Subtotal, Non- Executive Officers	3,400,000

	Total	4,800,000

The exercise price for all granted options is $0.30 per share.

Each stock option granted under the Plan is subject to the terms of an individualized Stock Option Agreement. The Company will enter into Stock Option Agreements with each option recipient. A form of that Stock Option Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K. Please be advised that the form attached as Exhibit 10.2 does not cover the specific terms of the granted options described above.

Entry into Convertible Notes Regarding Existing Debts

 On September 30, 2014, the Company entered into various Convertible Notes, effective immediately, the effect of said Notes being to replace all prior instruments and understandings as to the Company’s debt to certain parties (“Holders”). Subject to the detailed terms and conditions of the Notes, interest now begins accruing at 0% to 12% per annum and the Holders now have the right to convert their principal and accrued interest into restricted common shares of the Company at a rate of $0.30 per share. The Board recognizes that the convertibility of debt into stock is one component of compensation that can help retain and motivate employees and consultants without increasing demands on the Company’s cash flow. In exchange for the retirement of part or all of the principal and interest then outstanding, each Holder named in the following table was granted the right to have shares be issued in their own name or in the name of a designee to be determined at time of conversion:

Holder and Relationship to Registrant Company	Nature of Services	Principal	Equivalent No. of Shares Before Accrual of Interest*
Brent Bedford, Chairman, President and CEO	Management services to Sep 30 ’14	$328,960	1,097,000
Doug Greig, General Manager of Operations	Management services to Sep 30 ’14	$72,251	241,000
	Subtotal, Executive Officers (as defined in Rule 501(f) of Reg D)	$401,211	1,338,000

ETI Technologies Inc.	Royalty and license fees accrued as at Sep 30 ’14 including interest	$997,826	3,327,000
All others: consultants and/or independent contractors	Various marketing, engineering and administrative services	$464,500	1,551,000
	Subtotal, Non-Executive Officers	$1,462,326	4,878,000

	Total	$1,863,537	6,216,000

*(each Holder rounded up to nearest 1,000 shares)

The above description of the Notes is qualified in its entirety by reference to the full text of the Form of Convertible Note which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See description in Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

4.1	Form of Convertible Note, dated September 30, 2014.

10.1	Perpetual Industries Inc. 2014 Stock Option Plan, dated September 12, 2014.

10.2	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUAL INDUSTRIES INC.

Date: October 3, 2014	By:	/s/ Brent W. Bedford
Chairman, President and CEO